Exhibit 10.8

SAMSARA VISION, INC.

2020 NOTE PURCHASE AGREEMENT

This 2020 Note Purchase Agreement (this "Agreement") is made as of December 16, 2020 (the "Effective Date") by and among Samsara Vision, Inc., a Delaware corporation (the "Company"), and the parties listed on the Schedule of Investors attached to this Agreement as Exhibit A (each, an "Investor" and collectively the "Investors").

The parties hereby agree as follows:

1.            Purchase and Sale of Notes. Subject to the terms and conditions hereof, the Company will issue and sell to the Investors and the Investors agree to purchase from the Company convertible promissory notes in substantially the form attached hereto as Exhibit B (individually, a "Note" and collectively, the "Notes").

2.            Closing; Delivery.

2.1            Initial Closing. The initial purchase and sale of the Notes shall be held on

December , 2020, or at such other date and place as the Company and the Investor may agree in writing (the "Initial Closing"), provided, that, the parties hereto agree the amount funded to the Company on November 5, 2020 (the "Preliminary Funding Date"), in the amount of $548,000, shall be deemed a part of the Initial Closing, and this Agreement will apply to such amount with effect as of the Preliminary Funding Date.

2.2            Subsequent Closing. Including the amount received by the Company from the Initial Closing, the Company may sell additional Notes for up to an aggregate principal amount of $3,000,000 at any time on or prior to 5PM PDT of December 31, 2021 (each such sale, a "Subsequent Closing") subject to the terms and conditions of this Agreement. Any participant in a Subsequent Closing who has not already signed this Agreement will execute a counterpart of this Agreement and agree to be bound by the terms hereby and become a party hereto as an "Investor" hereunder. After each Subsequent Closing, Exhibit A will be updated by the Company without any further action on the part of the parties hereto to reflect the addition of any subsequent Investors and additional amounts invested pursuant to this Agreement. The Initial Closing and any Subsequent Closing are each referred to in this Agreement as a "Closing," and the date of a particular Closing is referred to as the "Closing Date".

2.3            Delivery. Subject to the terms of this Agreement, at each Closing the Company will deliver to each Investor a Note in the principal amount set forth opposite such Investor's name on Exhibit A dated as of the Closing Date against payment of the purchase price therefor by, at the option of such Investor, a check or checks payable to the order of the Company or wire transfer to the account specified by the Company.

3.            Terms of the Notes.

3.1            Maturity Date of the Notes. Each Note issued pursuant to this Agreement will be due and payable by the Company upon demand by the holder thereof on or after January 1, 2022 (the "Maturity Date").

3.2            Definitions. The following definitions shall apply for to this Agreement and the Notes:

(a)            "Code" means the Internal Revenue Code of 1986, as amended.

(b)            "Conversion Price" means the price equal to sixty five percent (65%) of the lowest price paid per share by the investors in the Qualified Financing;

(c)            "Conversion Stock" means the class or series of the Company's capital stock that is sold by the Company in the Qualified Financing.

(d)            "Equity Securities" means shares of the Company capital stock (including, without limitation, common stock and preferred stock); provided, however, that no such shares of capital stock issued in connection with the Company's equity incentive plan or for other non-financing purposes shall be deemed to constitute "Equity Securities" in all events.

(e)            "Fully-Diluted Shares" means the sum of: (i) all shares of capital stock of the Company (on an as-converted basis) issued and outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding any Notes; and (ii) all shares of Common Stock reserved and available for future grant under any equity incentive or similar plan of the Company.

(f)            "Noteholder", "holder", or similar terms, when the context refers to a holder of the Note, shall mean any person who shall at the time be the registered holder of a Note.

(g)            "Sale of the Company" means (i) any sale of all or substantially all of the assets of the Company to an unaffiliated third party; (ii) any merger, consolidation or other transaction of the Company in which the stockholders of the Company immediately prior to such transaction do not represent a controlling interest in the resulting company or business entity; or (iii) any sale or issuance of stock of the Company, in a single transaction or a series of related transactions, whereby the stockholders of the Company immediately prior to the initial such transaction(s) do not represent a controlling interest in the Company after such subsequent transaction(s).

(h)            "Preferred Stock" means the Company's Preferred Stock, par value $0.0001.

(i)            "Qualified Financing" shall mean the Company's closing of its first sale to purchasers which are not affiliates of the Company of Preferred Stock, or other securities which are all of the same class and series, in one transaction or series of related transactions occurring on or before the Maturity Date for an aggregate purchase price of no less than $10,000,000, which shall be in addition to the aggregate amount of Notes and other indebtedness converted into Conversion Stock.

3.3            Conversion.

(a)            Mandatory Conversion. On the date of the Qualified Financing, all outstanding principal and accrued and unpaid interest under all of the Notes on such date shall be automatically converted into Conversion Stock at the Conversion Price, without the need for any further action on the part of the Noteholder, in accordance with all applicable laws. If the Company closes a Qualified Financing prior to the Subsequent Closing, then the Investors or Cascade shall have the option to purchase, at its option, shall invest the amount of the Second Installment by the closing of the Qualified Financing or the Investor shall lose the right to invest such Second Installment.

(b)            Sale of Company. In the event of a Sale of the Company while the Notes are still issued and outstanding, at the option of the Company as determined by its sole discretion and documented by its written notice to the Noteholders, the Company shall pay each Noteholder, in preference to any holder of the Company's capital stock, an amount equal to one and one-quarter times (1.25x) the original principal amount of such Noteholder's Note in full satisfaction of all obligations thereunder.

(c)            Mechanics of Conversion. A Noteholder shall be entitled to receive the certificate or certificates for the number of shares of Conversion Stock to which the Noteholder shall be entitled upon any conversion (bearing such legends as provided in Section 5.9 below), together with any other securities and property to which the Noteholder is entitled upon such conversion, when the original of its respective Note is surrendered to the Company together with such accompanying documents or other agreements as the Company may reasonably request (including, but not limited to a stock purchase agreement, investor rights agreement and any other agreements entered into by the other purchasers in the Non-Qualified Financing or Qualified Financing, as the case may be).

(d)            Issuance of Conversion Stock. As soon as practicable after conversion of the Notes, the Company at its expense will cause to be issued in the name of and delivered to the holder of a Note, a certificate or certificates for the number of shares of Conversion Stock to which the holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company). Such conversion shall be deemed to have been made on the date of the initial closing of the Qualified Financing. No fractional shares will be issued upon conversion of a Note. If upon any conversion of a Note a fraction of a share would otherwise result, then in lieu of such fractional share the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Conversion Price.

3.4            Priority of Notes; Prepayment. Each Note is one of a series of convertible promissory notes issued by the Company pursuant to this Agreement. Any and all payments on account of principal and accrued interest with respect to any of the Notes shall be applied ratably and proportionately to all Notes. All payments will first be applied to accrued interest until all then outstanding accrued interest has been paid, and then shall be applied to the repayment of principal. The Company may not prepay any amounts under any Note without the prior written consent of the Investor, provided that any prepayments shall be made pro rata to all Noteholders.

3.5            Registered Notes. The Notes shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

4.            Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that the statements in the following paragraphs of this Section 4 are all true and complete as of the Initial Closing and will be true and complete as of each Subsequent Closing:

4.1            Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

4.2            Due Authorization. All corporate action on the part of the Company's directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Agreement and the Notes has been taken or will be taken prior to the Effective Date, and this Agreement constitutes, and the Notes when executed and delivered, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor's rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

4.3            Corporate Power. The Company has the corporate power and authority to execute and deliver this Agreement and the Notes to be purchased by the Investors hereunder, and to issue the Notes and to carry out and perform all its obligations under this Agreement and the Notes.

4.4            Valid Issuance.

(a)            The Notes when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

(b)            Based in part on the representations made by the Investors in Section 5 hereof, the offer and sale of the Notes solely to the Investors in accordance with this Agreement are exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "1933 Act") and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the states in which the Investors are resident based upon their addresses set forth on the signature page for such Investor.

4.5            Title to Property and Assets. The Company has good and marketable title to all of its properties, intangible and tangible assets that it owns free and clear of all mortgages, liens, loans, claims and encumbrances, except liens for current taxes and assessments not yet due and minor liens and encumbrances which arise in the ordinary course of business and which do not, in any case, in the aggregate, materially detract from the value or use of the property subject thereto or materially impair the operations of the Company. With respect to the property and assets it leases, the Company is in material compliance with such leases and holds a valid leasehold interest free of all liens, claims or encumbrances.

4.6 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required to be made in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes, the applicable Closing or the consummation of any other transaction contemplated hereby will have been made or will be made in a timely manner.

4.7            Compliance with Other Instruments. Neither the authorization, execution and delivery of this Agreement, nor the issuance and delivery of the Notes, will constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company's current Certificate of Incorporation or bylaws or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

5.            Representations, Warranties and Certain Agreements of Investors. Each Investor hereby represents and warrants to, and agrees with, the Company, that:

5.1            Authorization. This Agreement constitutes such Investor's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally; and (ii) the effect of rules of law governing the availability of equitable remedies. Each Investor represents that such Investor has full power and authority to enter into this Agreement.

5.2            Purchase for Own Account. The Notes and the shares of the Company's capital stock issuable upon conversion of the Notes (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

5.3            Disclosure of Information. Such Investor believes that Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 4.

5.4            Investment Experience. Such Investor understands that the purchase of the Securities involves substantial risk. Such Investor also understands that there can be no assurances that the Company will be able to repay the Note. Such Investor (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor's investment in the Securities and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Investor to be aware of the character, business acumen and financial circumstances of such persons.

5.5            Accredited Investor Status. Such Investor is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

5.6            Restricted Securities. Such Investor understands that the Securities are characterized as "restricted securities" under the 1933 Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Investor represents that such Investor is familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Such Investor understands that the Company is under no obligation to register any of the Securities sold hereunder.

5.7            No Solicitation. At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

5.8            Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)            there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)            such Investor will have notified the Company of the proposed disposition, and will have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel will be required: (i) for any transfer of any Securities in compliance with Rule 144 or Rule 144A; (ii) for any transfer of any Notes by an Investor that is a partnership or a corporation to (A) a partner of such partnership or stockholder of such corporation, (B) a retired partner of such partnership who retires after the date hereof, (C) the estate of any such partner or stockholder; or (iii) for the transfer by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 5 to the same extent as if the transferee were an original Investor hereunder.

5.9            Legends. It is understood that the certificates evidencing the Securities will bear legends substantially similar to those set forth below:

(a)            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(b)            Any legend required by the laws of the State of California or the State of Delaware, including any legend required by the California Department of Corporations, the General Corporation Law of the State of Delaware and Sections 417 and 418 of the California Corporations Code or any other state securities laws.

The legend set forth in (a) above will be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale (other than pursuant to Rule 144 or Rule 145 under the 1933 Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities.

5.10          "Market Stand-Off" Agreement. Each Investor hereby agrees, in connection with any registration of the Company's securities which covers common stock of the Company (or other securities) to be sold on its behalf to the general public in an underwritten public offering, upon request of the Company or the underwriter of such public offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Securities (other than those included in the registration) without the prior written consent of the Company or such underwriter, as the case may be, for a period of time not to exceed one hundred eighty (180) days from the effective date of such registration (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto). In order to enforce the foregoing covenant, the Company will have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Securities and any other shares of stock of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

5.11          Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), such Investor hereby represents that it has satisfied itself as to the full observance of all applicable laws in connection with any invitation to subscribe for the Notes or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Notes, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Notes. Such Investor's subscription and payment for and continued beneficial ownership of the Notes, will not violate any applicable securities or other laws of the Investor's jurisdiction.

5.11           No "Bad Actor" Designees. None of the "bad actor" disqualifying events described in Rule 506(d)(1)(i)-(viii) under the 1933 Act (each, a "Disqualification Event"), is applicable to such Investor except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) under the 1933 Act is applicable. Such Investor has exercised reasonable care to determine whether any Disqualification Event is applicable to such Investor, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) under the 1933 Act is applicable.

6.            Conditions to Closing.

6.1            Conditions to Investor's Obligations. The obligation of the Investor to purchase the Notes at the Closing is subject to the fulfillment to its satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in accordance with the provisions of this Agreement:

(a)            Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in Section 4 hereof will be true and correct as of the Initial Closing. The Company will have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(b)            Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement will be duly obtained and effective as of the Closing.

(c)            Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Investors, and the Investors (or their counsel) will have received all such counterpart originals and certified or other copies of such documents as reasonably requested.

6.2            Conditions to Company's Obligations. The obligations of the Company to the Investors are subject to the fulfillment to the Company's satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in accordance with the provisions of this Agreement:

(a)            Representations and Warranties Correct. The representations and warranties of the Investors in Section 5 hereof will be true and correct when made, and will be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date.

(b)            Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance as sale of the Notes pursuant to this Agreement will be duly obtained and effective as of the Closing Date.

7.            General Provisions.

7.1            Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and will in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors or the Company, as the case may be.

7.2            Governing Law; Jurisdiction. This Agreement will be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws. The parties agree to submit to the non-exclusive jurisdiction of the Delaware state and federal courts for purposes of any action or proceeding arising from this Agreement. The parties agree to accept service of process for purposes of any such proceeding when service of process is directed to such party in accordance with the notice provisions in Section 7.4 hereof.

7.3            Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

7.4            Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given and received under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by eletronic mail, addressed to the other party at the e-mail address specified on the signature page or Exhibit A hereto (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by electronic mail or by express courier. All notices not delivered personally or by electronic mail will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth on the signature pages or Exhibit A to this Agreement, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto. Notices to each Investor will be addressed to the person who signed this Agreement for such Investor.

7.5            Amendments and Waivers. Any term of this Agreement and the Notes may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with respect to all of the Noteholders, only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 7.5 will be binding upon each holder of any of the Notes at the time outstanding, each future holder of such securities, and the Company.

7.6            Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision(s) were so excluded and will be enforceable in accordance with its terms.

7.7            Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

7.8            Assignment; Successors and Assigns. The rights and obligations of the Company and the Investors will be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.

7.9            Expenses. Each party shall pay its own expenses, including its attorneys fees and expenses, in connection with the preparation, execution and delivery of this Agreement and the Notes unless otherwise provided herein.

7.10         Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature page follows.]

CONFIDENTIAL

IN WITNESS WHEREOF, the parties have executed this 2020 Note Purchase Agreement as of the Effective Date.

COMPANY:

SAMSARA VISION, INC. a Delaware corporation

By:	/s/ Tom Ruggia
Name:	Tom Ruggia
Title:	Chief Executive Officer

Address:
14395 Saratoga Ave, Suite 150 Saratoga, California 95070
Email: truggia@visioncareinc.net

IN WITNESS WHEREOF, the parties have executed this 2020 Note Purchase Agreement as of the Effective Date.

INVESTOR:

VOT HOLDINGS LLC

By:	/s/ Stephen J. DeNelsky
Name:	Stephen J. DeNelsky
Title:	Managing Member

EXHIBIT A

Schedule of Investors

Name of Investor	Principal Amount
Initial Closing: November 5, 2020

VOT Holdings, LLC	$548,000
777 Third Avenue, 19th Floor
New York, NY 10017

Subsequent Closing: December , 2020

VOT Holdings, LLC	$2,452,000
777 Third Avenue, 19th Floor
New York, NY 10017

TOTAL ALL CLOSINGS:	$3,000,000

EXHIBIT B Form of Note

I312.10768v5)